Exhibit 99.1
VIZIO HOLDING CORP.
Reports Q1 2024 Financial Results
Platform+ net revenue increased 27% year-over-year (YoY) to $159.6 million
Platform+ gross profit increased 20% YoY to $88.3 million
SmartCast Average Revenue Per User increased 17% YoY to $34.24
Irvine, CA., May 8, 2024—VIZIO Holding Corp. (NYSE: VZIO) today announced the following results for the three months ended March 31, 2024:
Financial and operational highlights include the following, compared to Q1'23:
•Net revenue of $353.9 million, compared to $356.7 million
•Platform+ net revenue of $159.6 million, up 27%
•Gross profit of $81.1 million, up 8%
•Platform+ gross profit of $88.3 million, up 20%
•Net loss of $12.1 million, compared to $0.7 million
•Adjusted EBITDA1 of $(3.6) million, compared to $6.7 million
•Adjusted EBITDA includes acquisition-related costs of $5.7 million
•SmartCast Average Revenue Per User (ARPU) of $34.24, up 17%

Q1'24 Business highlights include:
•Reached 18.6 million SmartCast Active Accounts, which streamed 5.6 billion hours2
•Grew SmartCast Hours per average SmartCast Active Account to 101 per month, up 8% YoY
•Expanded our direct ad relationships by 40% compared to Q1'233
•Debuted the 2024 lineup of 4K, Full HD, and HD TV models and introduced an all-new 86” 4K model
•Received an Emmy Award for innovative Smart TV operating system deployment
•Winner of 2024 iF4 Design Award for our Elevate and All-in-One soundbars
•Added WatchFree+ channels including BBC News, Home Crashers, Ebony TV, GoTraveler, and 48 Hours, bringing the total number of FAST channels to over 300
•Reached record growth in WatchFree+ viewership, with viewing hours more than doubling compared to Q1’235
•Launched 23 new apps, including Bloomberg, YES, Dove, Philo, Weather Nation, and LIV Golf, bringing the total number of built-in apps to over 230
1 A reconciliation of Net Loss to Adjusted EBITDA is provided below.
2 Streamed hours represent SmartCast Hours.
3 Direct ad relationships consists of the number of advertisers that purchased advertising inventory directly from VIZIO during the first quarter.
4 iF International Forum.
5 Excludes sessions under 3 minutes.

Selected Quarterly Financial Results
(Unaudited, in millions, except percentages and SmartCast ARPU)

	Three Months Ended March 31,
	2024	2023	% Change
Financial Highlights
Net Revenue
Device	$194.3	$231.2	(16)%
Platform+	159.6	125.5	27%
Total Net Revenue	353.9	356.7	(1)%
Gross Profit
Device	(7.2)	1.6	NM
Platform+	88.3	73.8	20%
Total Gross Profit	81.1	75.4	8%
Operating Expenses[1]	100.9	78.7	28%
Net Loss	$(12.1)	$(0.7)	NM
Adjusted EBITDA[2]	$(3.6)	$6.7	NM

Operational Metrics
Smart TV Shipments	0.8	0.9	(14)%
SmartCast Active Accounts (as of)	18.6	17.5	7%
Total VIZIO Hours	9,539	8,992	6%
SmartCast Hours	5,603	4,881	15%
SmartCast ARPU	$34.24	$29.20	17%
_________________________
1 Operating expenses for the three months ended March 31, 2024 include share-based compensation of $12.2 million. Operating expenses for the three months ended March 31, 2023 include share-based compensation of $7.6 million.
2 A reconciliation of Net Loss to Adjusted EBITDA is provided below
NM-Not Meaningful

About VIZIO
Founded and headquartered in Orange County, California, our mission at VIZIO Holding Corp. (NYSE: VZIO) is to deliver immersive entertainment and compelling lifestyle enhancements that make our products the center of the connected home. We are driving the future of televisions through our integrated platform of cutting-edge Smart TVs and powerful operating system. We also offer a portfolio of innovative sound bars that deliver consumers an elevated audio experience. Our platform gives content providers more ways to distribute their content and advertisers more tools to connect with the right audience.
Supplemental Financial and Other Information
Supplemental financial and other information can be accessed through our Investor Relations website at investors.vizio.com. We announce material information to the public about our company, products and services, and other matters through a variety of means, including filings with the Securities and Exchange Commission, press releases, public conference calls, webcasts, our Investor Relations website (investors.vizio.com), our blog (accessible via vizio.com/en/newsroom) and our X account (@VIZIO) in order to achieve broad, non-exclusionary distribution of information to the public and for complying with our disclosure obligations under Regulation FD.
Key Operational and Financial Metrics
We review certain key operational and financial metrics to evaluate our business, measure our performance, identify trends affecting our business, formulate business plans and make strategic decisions. We regularly review and may adjust our processes for calculating our internal metrics to improve their accuracy.
The metrics included in this press release, including the key operational and financial metrics defined below, as well as SmartCast Hours per SmartCast Active Account and direct advertising client relationships, are not based on any standardized industry methodology and are not necessarily calculated in the same manner or comparable to similarly titled measures presented by other companies. Similarly, these metrics may differ from estimates published by third parties or from similarly titled metrics of our competitors due to differences in methodology. The numbers that we use to calculate these metrics are based on internal data. While these numbers are based on what we believe to be reasonable judgments and estimates for the applicable period of measurement, there are inherent challenges in measuring usage and engagement. We regularly review and may adjust our processes for calculating our internal metrics to improve their accuracy.
Smart TV Shipments. We define Smart TV Shipments as the number of Smart TV units shipped to retailers or direct to consumers in a given period. Smart TV Shipments currently drive the majority of our revenue and provide the foundation for increased adoption of our SmartCast operating system and the growth of our Platform+ revenue. The growth rate between Smart TV Shipments and Device net revenue is not directly correlated because VIZIO’s Device net revenue can be impacted by other variables, such as the series and sizes of Smart TVs sold during the period, the introduction of new products as well as the number of sound bars shipped.
SmartCast Active Accounts. We define SmartCast Active Accounts as the number of VIZIO Smart TVs where a user has activated the SmartCast operating system through an internet connection at least once in the past 30 days. We believe that the number of SmartCast Active Accounts is an important metric to measure the size of our engaged user base, the attractiveness and usability of our operating system, and subsequent monetization opportunities to increase our Platform+ net revenue.
Total VIZIO Hours. We define Total VIZIO Hours as the aggregate amount of time users spend utilizing our Smart TVs in any capacity. We believe this usage metric is useful to understanding our total potential monetization opportunities.
SmartCast Hours. We define SmartCast Hours as the aggregate amount of time viewers engage with our SmartCast platform to stream content or access other applications. This metric reflects the size of the audience engaged with our operating system as well as indicates the growth and awareness of our platform. It is also a measure of the success of our offerings in addressing increased user demand for OTT streaming. Greater user engagement translates into increased revenue opportunities as we earn a significant portion of our Platform+ net revenue through advertising, which is influenced by the amount of time users spend on our platform.

SmartCast ARPU. We define SmartCast ARPU as total Platform+ net revenue, less revenue attributable to legacy VIZIO V.I.A. Plus units, during the preceding four quarters divided by the average of (i) the number of SmartCast Active Accounts at the end of the current period; and (ii) the number of SmartCast Active Accounts at the end of the corresponding prior year period. SmartCast ARPU indicates the level at which we are monetizing our SmartCast Active Account user base. Growth in SmartCast ARPU is driven significantly by our ability to add users to our platform and our ability to monetize those users.
Device gross profit. We define Device gross profit as Device net revenue less Device cost of goods sold in a given period. Device gross profit is directly influenced by consumer demand, device offerings, and our ability to maintain a cost-efficient supply chain.
Platform+ gross profit. We define Platform+ gross profit as Platform+ net revenue less Platform+ cost of goods sold in a given period. As we continue to grow and scale our business, we expect Platform+ gross profit to increase over the long term.
Non-GAAP Financial Measures
To supplement our financial information presented in accordance with generally accepted accounting principles in the United States of America, or GAAP, VIZIO considers certain financial measures that are not prepared in accordance with GAAP, including Adjusted EBITDA. We define Adjusted EBITDA as total net loss before interest income, net, other income, net, benefit from income taxes, depreciation and amortization and share-based compensation. We consider Adjusted EBITDA to be an important metric to assess our operating performance and help us to manage our working capital needs. Utilizing Adjusted EBITDA, we can identify and evaluate trends in our business as well as provide investors with consistency and comparability to facilitate period-to-period comparisons of our business. We believe that providing users with non-GAAP measures such as Adjusted EBITDA may assist investors in seeing VIZIO’s operating results through the eyes of management and in comparing VIZIO’s operating results over multiple periods with other companies in our industry.
We use Adjusted EBITDA in conjunction with net loss as part of our overall assessment of our operating performance and the management of our working capital needs. Our definition of Adjusted EBITDA may differ from the definition used by other companies and therefore comparability may be limited. In addition, other companies may not publish Adjusted EBITDA or similar metrics. Furthermore, Adjusted EBITDA has certain limitations in that it does not include the impact of certain expenses that are reflected in our condensed consolidated statement of operations that are necessary to run our business. Thus, Adjusted EBITDA should be considered in addition to, not as a substitute for, or in isolation from, measures prepared in accordance with GAAP, including net loss.
We compensate for these limitations by providing a reconciliation of Adjusted EBITDA to net loss. We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view Adjusted EBITDA in conjunction with net loss.
Forward-looking information
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or VIZIO’s future financial or operating performance. In some cases, you can identify forward looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “going to,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, priorities, plans, or intentions.
There are a number of risks and uncertainties that could cause actual results to differ materially from statements made in this press release. If any of these risks or uncertainties materialize, our actual results could differ materially from the results expressed or implied by these forward-looking statements.
The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2023, as filed on February 28, 2024. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the three months ended March 31, 2024. The forward-looking statements in this press release are based on information available to VIZIO as of the date hereof, and VIZIO disclaims any obligation to update any forward-looking statements, except as required by law.
Contact Information

Investors and Analysts:
Michael Marks
IR@vizio.com

Media:
PR@vizio.com

Source: VIZIO Holding Corp.

VIZIO HOLDING CORP.
Consolidated Statements of Operations
(Unaudited, in millions except per share amounts)

	Three Months Ended March 31,
	2024	2023
Net revenue:
Device	$194.3	$231.2
Platform+	159.6	125.5
Total net revenue	353.9	356.7
Cost of goods sold:
Device	201.5	229.6
Platform+	71.3	51.7
Total cost of goods sold	272.8	281.3
Gross profit:
Device	(7.2)	1.6
Platform+	88.3	73.8
Total gross profit	81.1	75.4
Operating expenses:
Selling, general and administrative	76.1	58.2
Marketing	8.5	7.6
Research and development	15.1	11.9
Depreciation and amortization	1.2	1.0
Total operating expenses	100.9	78.7
Loss from operations	(19.8)	(3.3)
Interest income, net	3.9	2.4
Other income, net	0.7	—
Total non-operating income, net	4.6	2.4
Loss before income taxes	(15.2)	(0.9)
Benefit from income taxes	(3.1)	(0.2)
Net loss	$(12.1)	$(0.7)

Net loss per share attributable to Class A and Class B stockholders:
Basic	$(0.06)	$(0.00)
Diluted	$(0.06)	$(0.00)
Weighted-average Class A and Class B common shares outstanding:
Basic	197.9	195.3
Diluted	197.9	195.3

VIZIO HOLDING CORP.

Consolidated Balance Sheets
(Unaudited, in millions except par values)

	March 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$202.8	$221.6
Short-term investments	131.1	129.9
Accounts receivable, net	267.9	381.2
Inventories	25.6	6.8
Income tax receivable	11.9	9.0
Prepaid and other current assets	56.9	45.9
Total current assets	696.2	794.4
Property, equipment and software, net	19.1	19.7
Goodwill	44.8	44.8
Deferred income taxes	49.6	49.6
Other assets	51.7	52.2
Total assets	$861.4	$960.7
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable due to related parties	$75.8	$109.1
Accounts payable	123.4	157.8
Accrued expenses	144.8	178.6
Accrued royalties	40.1	40.7
Other current liabilities	7.9	5.8
Total current liabilities	392.0	492.0
Other long-term liabilities	18.7	19.4
Total liabilities	410.7	511.4
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value; 100.0 shares authorized and no shares issued and outstanding as of March 31, 2024 and December 31, 2023	—	—
Common stock, $0.0001 par value; 1,350.0 shares authorized as of March 31, 2024 and December 31, 2023 •Class A, 122.1 and 125.3 shares issued and 122.1 and 121.5 shares outstanding as of March 31, 2024 and December 31, 2023, respectively, •Class B, 76.2 shares issued and outstanding as of March 31, 2024 and December 31, 2023 •Class C, no shares issued and outstanding as of March 31, 2024 and December 31, 2023	—	—
Additional paid-in capital	427.9	414.3
Accumulated other comprehensive loss	(0.4)	(0.3)
Retained earnings	23.2	35.3
Total stockholders’ equity	450.7	449.3
Total liabilities and stockholders’ equity	$861.4	$960.7

VIZIO HOLDING CORP.
Consolidated Statements of Cash Flows
(Unaudited, in millions)

	Three Months Ended March 31,
	March 31, 2024	March 31, 2023
Cash flows from operating activities:
Net loss	$(12.1)	$(0.7)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2.9	1.8
Realized gain on investments	(0.4)	—
Amortization of premium and discount on investments	(1.8)	(0.5)
Change in fair value of investment securities	—	(0.1)
Share-based compensation expense	13.3	8.2
Change in allowance for doubtful accounts	(0.2)	0.7
Changes in operating assets and liabilities:
Accounts receivable	113.5	59.5
Other receivables due from related parties	—	2.0
Inventories	(18.9)	1.7
Income taxes receivable	(2.9)	(0.6)
Prepaid and other current assets	(10.9)	(4.6)
Other assets	(0.7)	(2.9)
Accounts payable due to related parties	(33.3)	(43.9)
Accounts payable	(34.4)	(20.1)
Accrued expenses	(34.1)	(17.0)
Accrued royalties	(0.6)	(1.6)
Other current liabilities	2.2	(0.2)
Other long-term liabilities	(0.7)	(1.0)
Net cash used in operating activities	(19.1)	(19.3)
Cash flows from investing activities:
Purchase of property and equipment	(1.2)	(0.2)
Purchase of investments	(25.0)	(75.7)
Sale of investments	0.6	—
Maturity of investments	25.5	15.0
Net cash used in investing activities	(0.1)	(60.9)
Cash flows from financing activities:
Proceeds from the exercise of stock options	0.5	1.7
Net cash provided by financing activities	0.5	1.7
Effects of exchange rate changes on cash and cash equivalents	(0.1)	—
Net decrease in cash and cash equivalents	(18.8)	(78.5)
Cash and cash equivalents at beginning of period	221.6	288.7
Cash and cash equivalents at end of period	$202.8	$210.2
Supplemental disclosure of cash flow information:
Cash (received from) paid for income taxes	$(0.4)	$0.4
Cash paid for interest	$0.1	$—
Cash paid for amounts included in the measurement of operating lease liabilities	$1.2	$1.2
Supplemental disclosure of non-cash investing and financing activities:
Right-of-use assets obtained in exchange for new operating lease liabilities	$—	$0.5
Additions to property and equipment financed by accounts payable	$0.1	$0.6

VIZIO HOLDING CORP.
Reconciliation of Net Loss to Adjusted EBITDA
(Unaudited, in millions)

	Three Months Ended March 31,
	2024	2023
Net loss	$(12.1)	$(0.7)
Adjusted to exclude the following:
Interest income, net	(3.9)	(2.4)
Other income, net	(0.7)	—
Benefit from income taxes	(3.1)	(0.2)
Depreciation and amortization	2.9	1.8
Share-based compensation	13.3	8.2
Adjusted EBITDA[1]	$(3.6)	$6.7
_________________________
1 Adjusted EBITDA includes acquisition-related costs of $5.7 million.